Exhibit 99.1

USA Technologies Announces Leadership Transition

Don Layden Appointed Interim Chief Executive Officer

Steve Herbert Steps Down as President and Chief Executive Officer

Reaffirms Full Fiscal Year 2020 Outlook

MALVERN, Pa. – October 17, 2019 – USA Technologies, Inc. (OTC: USAT) (“USAT” or the “Company”) today announced that its Board of Directors has appointed current Board member, Donald W. Layden, Jr., as Interim Chief Executive Officer, effective immediately. Mr. Layden’s appointment follows Stephen Herbert’s decision to step down as Chief Executive Officer and a director of the Company. The Company intends to engage a leading executive search firm to identify a permanent Chief Executive Officer.

“On behalf of the Board, and the entire Company, I would like to thank Steve for his tireless efforts and dedicated service to USA Technologies over the past 23 years,” said Albin Moschner, Chairman of the USAT Board. “In each of his roles at the Company, first as a Board member, then as Chief Operating Officer, and ultimately as Chairman and CEO, Steve played a critical part in developing and executing the Company’s strategy, and in successfully transforming USA Technologies to become a leader in cashless payments and software services for the self-service retail market.”

Mr. Moschner continued, “With our financial disclosures now up to date, and with a strong foundation in place from which we can grow our business, Steve determined that the time was right for a change in management. We are fortunate to have a leader with Don’s expertise to step into the role on an interim basis, and are confident that Don’s depth of experience in fintech and business services investments and proven track record of operational leadership make him the right choice to provide oversight and guidance at this important time for the Company.”

“I am excited to take on the role of interim CEO, and for the opportunity to work alongside USAT’s outstanding team,” commented Mr. Layden. “Since joining the USA Technologies Board in April, I have been impressed with the company-wide efforts to stay focused on the customer and to deliver growth in the customer base and connection count. We have also made great progress in strengthening the Company’s oversight, control, and governance functions to be in line with best practices, and I look forward to building on our strong business fundamentals to capitalize on industry trends and drive value for our shareholders and customers.”

Mr. Herbert said, “USA Technologies is a remarkable company, with a talented and dedicated team of employees. It has been a privilege to work with them to build this Company. With our efforts to regain our financial compliance complete, and with a recently bolstered balance sheet, I leave USA Technologies in a strong competitive position. I am confident in the Company’s enhanced compliance and governance structure, commitment to customers and attractive long-term prospects for value creation.”

The Company today also reaffirmed its expectations for full fiscal year 2020 of revenue between $165 million to $175 million, adjusted EBITDA of between $10 million and $11 million, and the addition of 170,000 to 190,000 net new connections to its service.

About Donald W. Layden, Jr.

Layden has spent the past 25 years managing, investing in and advising high growth financial technology and payments businesses both domestically and globally. Since 2011, he has served as a Venture Partner of Baird Capital Partners, where he focuses on investments in technology and technology-enabled businesses with an emphasis on financial technology and business process outsourcing. He also serves as an of counsel partner of Quarles & Brady LLP, where he practices corporate law. He has previously held various positions at Metavante Technologies, Inc. (NYSE:MV), including President of Metavante International and Senior Executive Vice President of Corporate Development and Strategy, Corporate Secretary and General Counsel. He assisted with the successful merger of Metavante Technologies, Inc. into Fidelity National Information Services, Inc. (NYSE: FIS). He also served as an advisor to Warburg Pincus LLC, a leading global equity firm. Previously Layden served on the boards of two public companies — Firstsource Solutions (FSL:NSE) and Online Resources Corporation (ORCC:NASDAQ). Layden has been a director on the boards of private companies including TxVia, SafetyPay, AutoBooks, MicroNotes and MedXoom. Layden holds a JD with honors and a BA in Economics and Political Science from Marquette University.

About USA Technologies, Inc.

USA Technologies, Inc. is a cashless payments and software services company that provides end-to-end technology solutions for the self-service retail market. With approximately 1.2 million connections, USAT is transforming the unattended retail community by offering one solution for payments processing, logistics, and back-office management solutions. The company’s enterprise-wide platform is designed to increase consumer engagement and sales revenue through digital payments, digital advertising and customer loyalty programs, while providing retailers with control and visibility over their operations and their inventory. As a result, customers ranging from vending machine companies, to operators of micro-markets, gas and car charging stations, laundromats, metered parking terminals, kiosks, amusements and more, can run their businesses more proactively, predictably, and competitively.

Forward-looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the business strategy and the plans and objectives of USAT’s management for future operations, are forward-looking statements. When used in this release, words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, and similar expressions, as they relate to USAT or its management, identify forward looking statements. Such forward-looking statements are based on the beliefs of USAT’s management, as well as assumptions made by and information currently available to USAT’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the ability of management to accurately predict or forecast future financial results, including earnings of USAT; the incurrence by USAT of any unanticipated or unusual non-operational expenses which would require USAT to divert its cash resources from achieving its business plan; the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the ability of USAT to compete with its competitors to obtain market share; whether USAT’s customers continue to utilize USAT’s transaction processing, route scheduling, inventory management, and related services, as its customer agreements are generally cancelable by the customer on thirty to sixty days’ notice; the risk that the closing conditions or the definitive loan documentation under the Antara Capital Master Fund LP (“Antara”) senior secured debt facility commitment would not be completed or satisfied by October 31, 2019; the risk that the closing conditions to the second draw under the Antara debt facility would not be satisfied; the risk associated with the currently pending litigation or possible regulatory action arising from the internal investigation and its findings, from the failure to timely file the Company’s periodic reports with the Securities and Exchange Commission, from the restatement of the affected financial statements, from allegations related to the registration statement for the follow-on public offering, or from potential litigation or other claims arising from the shareholder demands for derivative actions; whether any appeal to the Nasdaq Listing and Hearing Review Council of the delisting of the Company’s securities on Nasdaq will be successful or result in the reinstatement of trading of the Company’s securities; or whether USAT’s existing or anticipated customers purchase, rent or utilize ePort or Seed devices or its other products or services in the future at levels currently anticipated by USAT. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Contacts

Media:
Joele Frank, Wilkinson Brimmer Katcher
Tim Lynch / Meaghan Repko
212-355-4449

Investors:
Blueshirt Group
Monica Gould, +1 212-871-3927
monica@blueshirtgroup.com

Lindsay Savarese, +212-331-8417
lindsay@blueshirtgroup.com